Exhibit 10.1

Termination of Employment Agreement

This Termination of Employment Agreement (the “Agreement”) is made as of April 30, 2010 by and between United Western Bancorp, Inc., a Colorado corporation (the “Company”) and Scot T. Wetzel, an individual residing at 140 Humboldt Street, Denver, CO 80218 (“Wetzel”).

RECITALS

WHEREAS, the Company and Wetzel entered into that certain employment agreement effective as of October 15, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and Wetzel have agreed that it is in the best interest of the Company and Wetzel that Wetzel should resign from his position as Director, Chief Executive Officer and President of the Company and as Director, Chairman of the Board, Chief Executive Officer and President of United Western Bank (the “Bank”), as well as all other current positions with any of the Company’s or the Bank’s subsidiaries; and

WHEREAS, the Company desires that Wetzel should continue as an employee of the Company and an officer of the Bank in order to provide continuity of management and for the provision of information and other services by Wetzel to the Company and the Bank;

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Termination of Employment Agreement. The Employment Agreement shall terminate as of 12:00, Noon, MDST, on April 30, 2010 and all terms, except as expressly provided for herein, shall be of no further force and effect as of such time;

2.
Voluntary Resignation. Wetzel acknowledges and agrees that he is voluntarily resigning as provided for in sub-paragraph 5.c.i of the Employment Agreement and that, as a result of such resignation, the Company’s only obligation to Wetzel under the terms of the Employment Agreement are for the payment of salary as of the close of business on April 30, 2010 and that, since Wetzel will continue as an “at will” employee of the Company and the Bank as provided for herein, he will be entitled to accrue and use paid time off as provided for in the Company’s employee handbook;

3.
Waiver of Notice by the Company. The Company hereby waives any obligation of Wetzel to provide 30 days’ prior written notice to the Company of Wetzel’s intent to resign under sub-paragraph 5.c.i of the Employment Agreement;

4.
No Bonus Obligation. Wetzel acknowledges and agrees that he will not be entitled to any form of bonus or other incentive compensation in 2010 or in respect of 2010 under the terms of the Employment Agreement;

5.
At Will Employment in the Future. Wetzel shall continue as a non-executive, “at will” employee of the Company and the Bank for the foreseeable future and neither the Company nor the Bank have any current plans to terminate Mr. Wetzel in such capacities; Wetzel’s title at the Bank shall be “Corporate Development Officer;”

6.
Reporting Lines. Unless otherwise determined by Guy A. Gibson, from and after May 1, 2010 until the termination of his employment for any reason, Wetzel shall report to Mr. Gibson, as Chairman of the Board of the Company when Wetzel acts as an employee of the Company and to Mr. Gibson, as Vice Chairman of the Bank when Wetzel acts as an employee of the Bank;

7.
Continuation of Indemnification Agreement. Notwithstanding the termination of the Employment Agreement as provided for herein, the Indemnification Agreement executed by and between the Company and Wetzel as of October 15, 2008 will continue in full force and effect in accordance with its terms;

8.
Compensation and Benefits. For the period of his continuing employment as an at will employee with the Company and the Bank from May 1, 2010 until otherwise terminated at the discretion of the Company or the Bank, Wetzel shall be entitled to receive his current base salary and will be entitled to participate in all employee benefit plans made available to other employees of the Company and the Bank;

9.
Reimbursement for Business and Legal Expenses. The Company agrees to reimburse Wetzel for any and all reasonable expenses incurred by him in the review and negotiation of the terms and conditions of this Agreement upon the presentation of appropriately documented invoices from Wetzel’s legal counsel and the Company and the Bank agree to reimburse Wetzel for any and all reasonable business expenses incurred by him for the benefit of the Company or the Bank, as the case may be, in accordance with the practices and procedures of the Company or the Bank, respectively;

10.
Options and Restricted Stock. Wetzel will be entitled to continue to vest in and exercise any unvested stock options or restricted stock awards so long as he continues to be employed with the Company or the Bank in accordance with the original terms and conditions of any stock option or restricted stock awards previously granted to Wetzel by the Company;

11.
Successors and Assigns. Company, its successors and assigns may assign this Agreement to any person or entity in connection with (a) a consolidation, merger, sale or other reorganization of Company or Bank or (b) any person or entity or group of persons or entities acting in concert acquiring management control of Company or Bank. Any other transfer or assignment of this Agreement by Company shall only be made with Wetzel's consent, which shall not be unreasonably withheld. This Agreement thereafter shall bind, and inure to the benefit of, the Company's successor or assign. Wetzel has no power or authority to assign either this Agreement or any right or obligation arising thereunder;

12.
Governing Law. This Agreement, and all other disputes or issues arising from or relating in any way to Company's relationship with Wetzel, shall be governed by the internal laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction; except that Wetzel’s rights and obligations in relation to indemnification shall be governed by the laws of the state in which Company is incorporated and the applicable laws of the United States of America;

13.
Severability. If any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of the Agreement shall remain fully enforceable. To the extent that any court concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable;

14.
Integration. This Agreement constitutes the entire agreement of the parties and a complete merger of prior negotiations and agreements and, except as provided in paragraph 15 below, shall not be modified except in a writing signed by Wetzel and Company;

15.
Waiver. No provision of this Agreement shall be deemed waived, nor shall there be an estoppel against the enforcement of any such provision, except by a writing signed by the party charged with the waiver or estoppel. No waiver shall be deemed continuing unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived;

16.
Construction. Headings in this Agreement are for convenience only and shall not control the meaning of this Agreement. Whenever applicable, masculine and neutral pronouns shall equally apply to the feminine genders; the singular shall include the plural and the plural shall include the singular. The parties have reviewed and understand this Agreement, and each has had a full opportunity to negotiate the Agreement's terms and to consult with counsel of their own choosing. Therefore, the parties expressly waive all applicable common law and statutory rules of construction that any provision of this Agreement should be construed against the drafter, and agree that this Agreement and all amendments thereto shall be construed as a whole, according to the fair meaning of the language used; and

17.
Disputes. Any action arising from or relating any way to this Agreement, or otherwise arising from or relating to Wetzel's employment with Company, shall be tried only in the state or federal courts situated in Denver, Colorado. The parties consent to jurisdiction and venue in those courts to the greatest extent possible under law.

Scot T. Wetzel	United Western Bancorp, Inc.

By: /s/ Scot T. Wetzel	By: /s/ Michael J. McCloskey
By: Scot T. Wetzel	Michael J. McCloskey
Executive Vice President and Chief Operating Officer
Date: April 30, 2010	Date: April 30, 2010